Exhibit 23.1

CONSENT OF MOSS ADAMS LLP


We consent to the inclusion in this Annual Report on Form 10-K of American Ecology Corporation for the year ended December 31, 2002 and to the incorporation by reference in Registration Statement Numbers 33-55782, 33-58076, 33-11578, 333-69863 and 333-93105 of American Ecology Corporation on
Forms  S-8,  of  our  report  dated  February  11,  2003.

/S/ Moss Adams LLP


Seattle, Washington
February 17, 2003



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